Exhibit 99.1

Company Contacts:	Investor Relations:
Universal Power Group, Inc	Cameron Associates
469-892-1122	212-554-5464
Mimi Tan, SVP	Amy Glynn, CFA
tanm@upgi.com	amy@cameronassoc.com

Roger Tannery, CFO
tanneryr@upgi.com

UNIVERSAL POWER GROUP REPORTS FOURTH QUARTER
AND FULL-YEAR 2007 FINANCIAL RESULTS

CARROLLTON, Texas — March 24, 2008 — Universal Power Group, Inc. (AMEX: UPG), a leading provider of third-party logistics and supply chain management services and a global distributor of batteries, security products and related portable power products, today announced its financial results for the fourth quarter and full-year ended December 31, 2007.

Revenues in the fourth quarter of 2007 rose 17.2% to $28.8, compared to $24.6 million in the fourth quarter of 2006. Fourth quarter 2007 revenues from sources other than Brink’s Home Security (“Brink’s”) rose 35% to $14.9 million from $11.0 million in the fourth quarter of 2006. The increase reflects more focused marketing to both existing and new customer accounts, as well as price increases implemented by UPG to offset higher costs of goods sold. Growth in the Company’s higher margin battery business was driven 25% by volume and 75% by price increases in the fourth quarter. Fourth quarter revenues from Brink’s increased to $13.9 million, up 2.5% compared to $13.6 million in the fourth quarter of 2006.

Gross margin for the fourth quarter of 2007 improved slightly to 14.4%, compared to 14.2% in the comparable period in 2006, as the improvement in product mix and price increases offset higher raw material costs. Operating expenses were $3.2 million in the fourth quarter of 2007, compared to $4.7 million in the prior year period. Of note, the Company recorded a non-cash stock option expense $2.2 million in the fourth quarter of 2006. Excluding the $2.2 million charge in the fourth quarter of 2006, the increase in operating expenses for the fourth quarter of 2007 was primarily due to increased costs of being a public company. Operating profit for the fourth quarter of 2007 was $0.9 million, compared to an operating loss of $1.2 million in 2006. Universal Power Group generated net income of $0.4 million, or $0.08 per share, in the fourth quarter of 2007, compared to a net loss of $0.9 million, or $0.29 per share, in the prior year period. Excluding stock-based compensation expense and the related tax effects for the fourth quarter of 2006, UPG recorded net income of $0.5 million.

Full-Year 2007 Results
For the full-year 2007, revenues increased 17.2% to $108.5 million, up from $92.6 million for the full-year 2006. Gross margin widened to 14.7%, from 14.2% in 2006, as improved product mix and increased selling prices more than offset the higher raw material costs. Growth in the Company’s higher margin battery business was driven 49% by volume and 51% by price increases in the full year. Operating expenses for the full-year 2007 were $11.8 million, compared to $11.8 million in 2006; this includes the non-cash charges of $0.1 million and $2.2 million for 2007 and 2006, respectively. Again, excluding the $2.2 million non-cash charge in 2006, the increase in operating expenses for 2007 was primarily due to increased costs of being a public company. Operating profit in 2007 was $4.2 million, compared to $1.4 million in 2006. Net income was $2.2 million, or $0.44 per share, compared to net income of $0.3 million, or $0.07 per share, in 2006. Excluding stock-based compensation expense and the related tax effects, net income in 2006 was $1.6 million, or $0.38 per diluted share.

Randy Hardin, President and Chief Executive Officer of Universal Power Group, commented, “Overall, we are pleased with our performance in 2007, with revenues up 17% for both the fourth quarter and the year. Our non-Brink’s business continued more rapid growth, generating a 35% increase in revenues in the fourth quarter. Importantly, this growth in our higher margin business helped us to essentially maintain our gross margins, despite the increases we saw in raw material prices throughout the year. We also experienced higher operating expenses in the quarter and the year, of which a significant portion was related to being a public company.

“Looking out into 2008, we continue to see strong demand for our products and services. Our financial results announced today indicate that we have been successful in increasing our penetration to new and existing customers, and we expect this trend to continue. Moreover, as raw material costs stabilize, we would expect our improving product mix and our focus on bringing in new, higher margin customers, to ultimately lead to higher margins at Universal Power Group. In summary, we are excited about the year ahead, and we look forward to reporting our progress to you in future quarters.”

UPG Provides Guidance for 2008
UPG currently expects organic growth in revenues for the full year 2008 of 12% - 15% and operating income growth of 15% - 18%.

Conference Call Information
Universal Power Group will host an investor conference call today, Monday, March 24, 2008, at 11:30 am EDT (10:30 am CDT) to discuss financial results for the fourth quarter and full-year ended December 31, 2007.

Interested parties may access the conference call by dialing 1.888.680.0865; passcode 58072343. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the teleconference will be made available through March 31, 2008 by calling 1.888.286.8010; passcode 97849605 and an archived webcast will be available at www.upgi.com.

About Universal Power Group, Inc.
Universal Power Group, Inc. is a leading provider of third-party logistics and supply chain management services, and a distributor of batteries, security products and related portable power products to various industries. UPG’s supply chain services include procurement, warehousing, inventory management, distribution, fulfillment, and value-added services such as sourcing, custom battery pack assembly, coordination of battery recycling efforts, custom kitting, and product design and development. UPG’s range of product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, cellular and Bluetooth accessories, related portable power products, jump-starters, 12-volt DC accessories, and security products. For more information, please visit the UPG website at www.upgi.com.

Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

UNIVERSAL POWER GROUP, INC.

UNAUDITED BALANCE SHEETS

ASSETS

	December 31,
	2007	2006

CURRENT ASSETS
Cash and cash equivalents	$691,288	$13,036,447
Accounts receivable:
Trade, net of allowance for doubtful accounts
of $129,371 and $114,257	12,593,430	10,171,055
Other (including $0 and $186,617
from related parties)	149,262	211,854
Inventories – finished goods, net of allowance for
obsolescence of $193,780 and $200,715	32,345,377	22,571,534
Current deferred tax asset	983,114	1,087,163
Prepaid expenses and other current assets	880,907	571,073

Total current assets	47,643,378	47,649,126

PROPERTY AND EQUIPMENT
Logistics and distribution systems	1,417,269	349,388
Machinery and equipment	338,220	246,514
Furniture and fixtures	492,267	288,457
Leasehold improvements	272,096	188,691
Vehicles	151,598	151,598
	2,671,450	1,224,648
Less accumulated depreciation and amortization	(985,735)	(787,554)

Net property and equipment	1,685,715	437,094

OTHER ASSETS	81,459	33,073

TOTAL ASSETS	$49,410,552	$48,119,293

UNIVERSAL POWER GROUP, INC.

UNAUDITED BALANCE SHEETS (Continued)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	December 31,
	2007	2006

CURRENT LIABILITIES
Line of credit	$12,833,031	$14,573,595
Accounts payable	12,257,350	11,529,002
Accrued liabilities	537,248	540,839
Current portion of payable to Zunicom, Inc	731,250	—
Current portion of capital lease obligations	6,609	18,726
Current portion of deferred rent	64,446	15,423
Total current liabilities	26,429,934	26,677,585

CAPITAL LEASE OBLIGATIONS, less current portion	—	6,613
NOTES PAYABLE TO ZUNICOM, INC , less current
portion	5,118,750	5,850,000
NON-CURRENT DEFERRED TAX LIABILITY	25,455	64,663
DEFERRED RENT, less current portion	180,776	206,975
Total liabilities	31,754,915	32,805,836

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock - $0.01 par value, 50,000,000 shares
authorized, 5,000,000 shares issued and outstanding	50,000	50,000
Additional paid-in capital	15,381,684	15,263,457
Retained earnings	2,223,953	—
Total shareholders’ equity	17,655,637	15,313,457
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$49,410,552	$48,119,293

UNIVERSAL POWER GROUP, INC.

UNAUDITED STATEMENTS OF INCOME

	Three Months Ended December 31,			Year Ended December 31,
	2007		2006	2007	2006
Net sales	$28,785,696		$24,566,568	$108,517,097	$92,583,521
Cost of sales	24,638,527		21,083,622	92,541,735	79,426,270
Gross profit	4,147,169		3,482,946	15,975,362	13,157,251

Operating expenses	3,227,404		4,706,955	11,761,427	11,803,071
Operating income (loss)	919,765		(1,224,009)	4,213,935	1,354,180
Other income (expense)
Interest expense	(237,418)		(237,553)	(1,195,079)	(833,731)
Interest income	-		22,077	396,083	40,109
Total other expense	(237,418)		(215,476)	(798,996)	(793,622)
Income (loss) before provision for income taxes	682,347		(1,439,485)	3,414,939	560,558
Provision for income taxes	(241,960)		559,090	(1,190,986)	(272,645)

Net income (loss)	$440,387		$(880,395)	$2,223,953	$287,913
Net income (loss) per share
Basic	$0.08	$	(0.29)	$0.44	$0.10
Diluted	$0.08		$(0.29)	$0.44	$0.07
Weighted average shares outstanding
Basic	5,000,000		3,088,889	5,000,000	3,021,918
Diluted	5,000,000		3,088,889	5,001,305	4,174,817

UNIVERSAL POWER GROUP, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006

CASH FLOWS FROM OPERATING
ACTIVITIES
Net income	$2,223,953	$287,913
Adjustments to reconcile net income to
net cash provided by (used in)
operating activities:
Depreciation and amortization of
property and equipment	235,681	154,197
Provision for bad debts	93,980	126,127
Provision for obsolete inventory	45,000	50,000
Deferred income taxes	64,841	(888,928)
Stock-based compensation	118,227	2,175,035
Non-cash tax expense	—	952,864
Changes in operating assets and
liabilities:
Accounts receivable – trade	(2,516,355)	(1,892,093)
Accounts receivable – other	(124,025)	88,982
Inventories	(9,818,843)	(3,511,256)
Prepaid expenses and other current
assets	(309,834)	1,850
Other assets	(85,886)	35,208
Accounts payable	728,347	(858,885)
Accrued liabilities	(3,590)	316,688
Due to Zunicom, Inc	186,617	(334,711)
Deferred rent	22,824	(30,749)
Net cash provided by (used in)
operating activities	(9,139,063)	(3,327,758)

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase of property and equipment	(1,446,802)	(94,496)

CASH FLOWS FROM FINANCING
ACTIVITIES
Net activity on line of credit	(1,740,564)	5,312,160
Net proceeds from IPO	—	11,955,223
Payments on capital lease obligations	(18,730)	(20,977)
Payment of dividends to Zunicom, Inc	—	(964,000)
Net cash provided by (used in)
financing activities	(1,759,294)	16,282,406

UNIVERSAL POWER GROUP, INC.

UNAUDITIED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year Ended December 31,
	2007	2006

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	$(12,345,159)	$12,860,152
Cash and cash equivalents at beginning
of year	13,036,447	176,295

Cash and cash equivalents at end of
year	$691,288	$13,036,447

SUPPLEMENTAL DISCLOSURES
Income taxes paid	$1,356,108	$72,939
Interest paid	$1,205,657	$833,731

SUPPLEMENTAL SCHEDULE OF
NONCASH INVESTING AND
FINANCING ACTIVITIES

Payable to Zunicom, Inc. converted to note
payable	$—	$2,850,000

Dividends due to Zunicom, Inc	$—	$3,000,000

Non-GAAP Measures

UPG has elected to provide guidance on a pro forma non-GAAP basis, by excluding stock-based compensation from net income, believing that it provides meaningful information for the Company in evaluating operations and managing and benchmarking performance. UPG has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of the Company’s business outlook and to illustrate the effect that future performance could have. The pro forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

A reconciliation of cash operating expenses and non-cash items for the fourth quarter of 2006 and the year ended December 31, 2006 is shown below.

Non-GAAP Financials

	For the three months ended	For the year ended
	December 31, 2006	December 31, 2006

Net sales	$24,566,568	$92,583,521

Cost of sales	21,083,622	79,426,270

Gross profit	3,482,946	13,157,251

Operating expenses	4,706,955	11,803,071

Operating income (loss)	(1,224,009)	1,354,180

Other expense	(215,476)	(793,622)

Income (loss) before (provision) benefit for
income taxes	(1,439,485)	560,558
(Provision) benefit for income taxes	559,090	(272,645)

Net income (loss)	($880,395)	$287,913

Non-GAAP adjustments:
Non-cash stock option compensation
expenses	$2,175,035	$2,175,035
Approximate federal income tax adjustment
associated with stock option
compensation expenses	(837,388)	(837,388)
Net Non-GAAP adjustments	1,337,647	1,337,647
Non-GAAP net income before option
compensation expenses	$457,252	$1,625,560